UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2005


                     COMET TECHNOLOGIES, INC.
  --------------------------------------------------------------
(Exact Name of small business issuer as specified in its charter)

           Nevada                  0-26059                  87-0430322
------------------------     --------------------   -----------------------
(State of Incorporation)    (Commission File No.)   (IRS Employer ID Number)


     10 West 100 South, Suite 610, Salt Lake City, Utah 84101
   -----------------------------------------------------------
             (Address of principal executive offices)

                          (801) 532-7851
    ----------------------------------------------------------
                   (Issuer's telephone number)

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ITEM 1.02.   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On or about February 9, 2005, the Registrant sent notification to Town House Land Limited ("Town House") of its decision to terminate the Share Exchange Agreement (the "Exchange Agreement") between Registrant, Town House and the shareholders of Town House. As a result of this decision, the reverse acquisition contemplated by the Exchange Agreement will not occur. Management will now begin efforts to locate a suitable acquisition or merger candidate for the Registrant.

     The decision to terminate the Exchange Agreement, and the reverse acquisition and related transactions contemplated by the Exchange Agreement, was a result of the determination by the board of directors that Town House had recently undertaken actions and business efforts which were a material deviation from the business of Town House as described in the Registrant's preliminary information statement under Schedule 14C filed with the U.S.
Securities and Exchange Commission.   The board of directors concluded that
this change would require an amendment to the Registrant's 14C Information Statement and would cause substantial additional delays and costs to
Registrant.   Moreover, the board of directors concluded that the change in the business of Town House was contrary to the best interests of the Registrant and its shareholders.

     Town House has acknowledged the Registrant's decision to terminate the Exchange Agreement and transactions contemplated by the Exchange Agreement.



Forward-Looking Statements

      Statements regarding completion, timing or effect of the Comet transaction as well as any other statements that are not historical facts in this Form 8-K are forward-looking statements under applicable securities laws and involve certain risks, uncertainties and assumptions. These include, but are not limited to, the risk that the parties will not move from the Agreement to consummation of the transaction, receipt of regulatory approvals, and satisfaction of closing conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions provide incorrect, actual results may vary materially from those indicated. There can be no assurance that the parties will consummate the transactions contemplated herein.

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                            SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    REGISTRANT:

                                    COMET TECHNOLOGIES, INC.


Date:  February 11, 2005            By /s/ Richard Stuart
                                    Richard Stuart, President


Date:  February 11, 2005            By /s/ Jack M. Gertino
                                    Jack M. Gertino, Secretary